AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS C SHARES)


      The Amended and Restated Master Distribution Plan (Class C Shares) (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 1, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS C SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class C Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class C Shares of each Portfolio to the average daily net assets of the Class C Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class C Shares of the Portfolio.


  AIM BOND FUNDS, INC.                            Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO High Yield Fund                          0.75%       0.25%      1.00%
  INVESCO Select Income Fund                       0.75%       0.25%      1.00%
  INVESCO Tax-Free Bond Fund                       0.75%       0.25%      1.00%
  INVESCO U.S. Government Securities Fund          0.75%       0.25%      1.00%


  AIM COMBINATION STOCK & BOND FUNDS, INC.        Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO Balanced Fund                            0.75%       0.25%      1.00%
  INVESCO Core Equity Fund                         0.75%       0.25%      1.00%
  INVESCO Total Return Fund                        0.75%       0.25%      1.00%


  AIM COUNSELOR SERIES FUNDS, INC.                Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO Advantage Fund                           0.75%       0.25%      1.00%
  INVESCO Advantage Global Health Sciences Fund    0.75%       0.25%      1.00%

  AIM INTERNATIONAL FUNDS, INC. II                Maximum      Maximum  Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO European Fund                            0.75%       0.25%      1.00%
  INVESCO International Blue Chip Value Fund       0.75%       0.25%      1.00%


  AIM MANAGER SERIES FUNDS, INC.                  Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO Multi-Sector Fund                        0.75%       0.25%      1.00%


  AIM MONEY MARKET FUNDS, INC.                    Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO Cash Reserves Fund                       0.75%       0.25%      1.00%


  AIM SECTOR FUNDS, INC.                          Maximum     Maximum    Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---

  INVESCO Energy Fund                              0.75%       0.25%      1.00%
  INVESCO Financial Services Fund                  0.75%       0.25%      1.00%
  INVESCO Gold & Precious Metals Fund              0.75%       0.25%      1.00%
  INVESCO Health Sciences Fund                     0.75%       0.25%      1.00%
  INVESCO Leisure Fund                             0.75%       0.25%      1.00%
  INVESCO Real Estate Opportunity Fund             0.75%       0.25%      1.00%
  INVESCO Technology Fund                          0.75%       0.25%      1.00%
  INVESCO Telecommunications Fund                  0.75%       0.25%      1.00%
  INVESCO Utilities Fund                           0.75%       0.25%      1.00%

  AIM STOCK FUNDS, INC.                           Maximum     Maximum   Maximum
                                                Asset Based   Service  Aggregate
  PORTFOLIO - CLASS C SHARES                   Sales Charge     Fee       Fee
                                               ------------     ---       ---
  INVESCO Dynamics Fund                            0.75%       0.25%      1.00%
  INVESCO Growth Fund                              0.75%       0.25%      1.00%
  INVESCO Growth & Income Fund                     0.75%       0.25%      1.00%
  INVESCO Mid-Cap Growth Fund                      0.75%       0.25%      1.00%
  INVESCO Small Company Growth Fund                0.75%       0.25%      1.00%
  INVESCO Value Equity Fund                        0.75%       0.25%      1.00%




* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).




All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 1, 2003

                                       3